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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 9, 1995, and April 11, 1996 on Patlex Corporation and Patlex Holdings, Inc., respectively, included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-2000) of Patlex Holdings, Inc. for the registration of approximately 7,618,577 shares of its common stock.



                                          ERNST & YOUNG LLP



Chicago, Illinois


June 25, 1996